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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Current Report (Form 8-K) of The Titan Corporation of our report dated March 24, 2000, with respect to the consolidated financial statements of AverStar, Inc. for the years ended December 31, 1999 and 1998 and the ten-month period ended December 31, 1997, and to the incorporation by reference of such report in the Registration Statements (Nos. 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762,
33-65123 33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651,
333-66149, 333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139,
333-35102, and 333-35274, as amended, as applicable) of The Titan Corporation.

                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
July 5, 2000